EXHIBIT 32.1

                                CERTIFICATION OF
                             CHIEF EXECUTIVE OFFICER
                      OF PIONEER NATURAL RESOURCES COMPANY
                         PURSUANT TO 18 U.S.C. ss. 1350

     I, Scott D. Sheffield, Chairman and Chief Executive Officer of Pioneer Natural Resources Company (the "Company"), hereby certify that the accompanying Annual Report on Form 10-K for the year ended December 31, 2006 and filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section.

     I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                              Name:  /s/ Scott D. Sheffield
                                     -----------------------------------------
                                     Scott D. Sheffield, Chairman of the Board
                                     and Chief Executive Officer

                              Date:  February 19, 2007


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